CONTRACT FOR THERAPY PROGRAM SERVICES

THIS AGREEMENT is made and entered into by and between IN-HOUSE REHAB, INC., as independent contractor, a Kentucky corporation (hereinafter referred to as "In-House"), and West Wood Retirement Community (hereinafter referred to as "Owner/Operator").

WHEREAS, In-House is in the business of providing rehabilitative therapy services in health care facilities in the United States; and

WHEREAS, Owner is the operator of a nursing care facility located at West Wood Retirement Community, 1001 Mar Walt Drive, Fort Walton Beach, Florida 32548 (such facility being referred to herein as the "Treatment Facility"); and

WHEREAS, In-House has agreed to provide therapists at the Treatment Facility, and
Owner has agreed to contract and pay for such services at the Treatment Facility, all in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the promises and mutual covenants contained herein, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement, the following term shall have the meanings assigned below:

          (a)"Agreement" means this Contract For Therapy Services.

          (b) "Commencement Date" means that date established as the beginning of the term of this Agreement pursuant to Paragraph 6 hereof:

          (c)  "Owner/Operator" means West Wood Retirement Community.

          (d)  "In-House" means In-House Rehab, Inc., a Kentucky corporation.

          (e) "Therapy" means a comprehensive rehabilitation therapy program consisting of the three disciplines of physical therapy, speech-language pathology and occupational therapy.

          (f)  "Treatment Facility" means West Wood Retirement Community.

     2. Nature of Commitment. In-House shall make qualified therapists and non-therapist personnel available to Owner on an as-needed basis to provide those services listed on Schedule A attached hereto (the "Services") to Owner's patients at the Treatment Facility.

     3.   Specific Commitments of In-House

          (a)  Services from Therapists

               In-House shall provide Services as ordered by physicians to the Owner's patients who request that Services be provided by In-House, through qualified therapists under the terms and conditions of this Agreement and in accordance with any and all applicable requirements of federal and state laws, rules and regulations.

          (b)  Training and Patient Care Conferences

               The therapists provided by In-House under this Agreement for the rendering of services in the Treatment Facility shall comply with the Owner's patient care policies, shall participate in individual patient care planning meetings for patients receiving therapy at the Treatment Facility and shall participate in staff meetings and conferences for the purpose of discussing policies and plans of treatment and general issues related to therapy patient treatment matters. Therapists provided by In-House will also participate in the
Treatment Facility's in-service educational training programs as reasonably requested.

          (c)  Statement of Qualifications

               In-House shall submit to Owner a copy of each therapist's license who is to provide Services to Owner's patient on behalf of In-House. Owner shall have the right to reasonably disapprove of any individual who is to render Services to Owner on behalf of In-House pursuant to this Agreement, and In-House will have 30 days to replace that individual or resolve the problem with
Owner.

          (d)   Record Maintenance

               In-House therapists shall provide and maintain documentation for the individual patient charts of treatment, progress, and evaluations in accordance with requirements of the Treatment Facility and of third party reimbursement sources.

          (f)  Invoices

               In-House shall submit to the Owner on a monthly basis an invoice for all Services rendered during the month. Additionally, In-House shall submit all other documentation necessary for an accurate and complete billing by the Owner to third party reimbursement sources. Such invoices shall include among other items: (a) the name(s) of the In-House therapist(s) who provided the
Service;  (b) the name(s) of the patients to whom the Services were rendered;
and
(c) the fees applicable to each Service and each patient. The fees for the Services provided by In-House are set forth on Schedules B, C, D and I attached hereto and made a part hereof.

     4.   Obligations of Owner

          (a)  Billing

               Unless otherwise required by applicable federal and state laws, rules or regulations, Owner shall be solely responsible for billing patients and/or their respective governmental or other third party reimbursement sources for Services provided to the patients of Owner by In-House under this Agreement.
Owner will be responsible for supplying clerical personnel/services needed to complete third party billing support and to prepare invoices to appropriate payors for Services provided.

          (b)  Space and Equipment

               Owner shall be responsible for designating and setting aside adequate work and storage areas for the provisions of In-House's therapy services. These areas shall be located on the Treatment Facility's premises and shall be adequate for In-House's therapists to provide the Services required under this Agreement. The maintenance of the designated area including storage space shall be the sole responsibility of Owner. The Owner shall also be responsible for the provision and maintenance of standard physical therapy equipment required within the designated area for the provision of a coordinated, comprehensive therapy rehabilitation program.

          (c)  Record Maintenance

               Owner shall have primary responsibility for maintaining all patient records. Owner shall make available to In-House for review and inspection individual patient treatment records necessary for the proper evaluation, screening, treatment of, and provision of Services to such patients.
Owner shall be responsible for alerting In-House to any and all federal, state, and local regulations pertaining to the confidentiality of patient records. In-House agrees to be bound by such regulations.

     5.   Compensation

          (a)  Payments

               In-House shall submit to Owner on a monthly basis invoices for all Services rendered during the month and at fees outlined in Schedules B, C, D and I. Owner shall remit to In-House payment in full for each invoice submitted by In-House within ninety (90) days of the submission date of such invoices. In the event Owner shall fail to make payment in full of any invoice
(other than amounts questioned or contested by the Owner is good faith) within five (5) days of the date payment is due, the amount due pursuant to such invoice (less and except any amounts questioned or contested in good faith) will be increased by a late payment fee of two percent (2.0%) of the amount due.
In
the event Owner shall question or contest in good faith any amount stated to be due under an invoice submitted by In-House, Owner and In-House agree to proceed diligently and in good faith to resolve any such question or contest, and payment shall be due and payable immediately upon such resolution. No notice of this late charge is required of In-House (other than inclusion on In-House's invoice) and the late charge will be automatically assessed if payment is not received by
In-House on or before the ninety-fifth (95th) day following submission date of invoice. Late charges are not subject to provisions of paragraphs 5 (b) (c) or
(d) of this Agreement.

               Owner hereby expressly agrees that the fee rates included in Schedules B, C, D, and I represent market rates for such Services and such market rates are consistent with Owners' investigation of market services and rates.

          (b)  Support for Payments by Reimbursement Sources

               In-House, at its own time and expense, shall be responsible for defending third party payor source denials or disallowances of reimbursement for units of therapy services rendered by In-House which are based upon improper or incomplete medical records documentation of the Services provided or determination by a third party payor that the units of therapy services were medically unnecessary. In-House must provide the necessary clinical therapy documentation to show that the units were rendered. In the event Owner is denied units of therapy charges due to the foregoing reasons, then In-House shall initiate action after facility notification and receiving permission to contact the intermediary to correct the cause for the denial as outlined in paragraphs 5(c) and 5(d) of this Agreement.

     6.   Term.  The term of this Agreement shall commence as of August 1,
1996
("Commencement Date"), and shall continue for an initial term of five (5) years thereafter, and shall be renewable for five (5) successive additional terms of five (5) years each unless either party to this Agreement shall give to the other at least sixty (60) days notice (prior to the expiration of the existing term) of its election not to renew this Agreement for an additional term, this Agreement shall be deemed to be automatically renewed.

          Notwithstanding the foregoing, either party shall have the right to terminate this Agreement upon sixty (60) days written notice to the other party, with or without cause, in which event this contract shall terminate pursuant to such notice, but such termination shall not impair the rights of In-House to enforce the payment of sums due hereunder in proceedings at law or in equity, nor the rights of either party to pursue remedies for subsequent claims.

     7. Authority of Owner. Anything to the contrary herein contained notwithstanding, ultimate authority and power to establish, approve or disapprove any policy, program, rule, regulation, procedure, legal action, repair or addition, shall be vested in the Owner.

     8. Default. Each of the following events or occurrences shall constitute an Event of Default hereunder:

          (a) The failure of the Owner to pay or reimburse to In-House all sums required to be paid or reimbursed to In-House hereunder.

          (b) Any representation or warranty made or contained in this Agreement found to be untrue or misleading in any material respect.

          (c) The nonperformance of, nonobservance of, breach of or failure to execute the covenants, agreements, promises, warranties and conditions made by or required of any party to this Agreement.

          (d) The filing by or against any party to this Agreement of a voluntary or involuntary petition in bankruptcy; or any party's adjudication as a bankrupt or insolvent; or the filing by any party of any petition or answer seeking or acquiescing to any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency, receivership or other relief for debtors; or the making by any party, endorser or guarantor of any general assignment for the benefit of creditors; or the admission in writing by any party of its inability to pay its debts generally as they become due; or the commission by any party of any act of bankruptcy.

     9. Remedies for Non-Financial Default. In the event either party to this Agreement deems the other party to be in default under it obligations as contained hereunder, other than a default described in paragraph 8(a) hereof, then said party shall be required to provide notice of the alleged default to the other party, which notice shall contain detailed specifications of such default.
Upon the receipt of such notice (which shall be deemed to have occurred on the date the notice was mailed by postage pre-paid certified mail, return receipt requested), the party being charged with the default shall have a period of thirty (30) days in which to cure such default or to provide appropriate assurances that the alleged default will be timely corrected. If such default is not cured within such thirty (30) day period, then the party alleging the default may terminate this Agreement, but such termination shall not be deemed a waiver of such party's right to enforce the payment or sums due hereunder or to seek other relief, either at law or in equity.

     10. Remedies for Financial Default. In the event of a default by the owner under paragraph 8(a) hereof, In-House shall be required to provide notice of the default to the Owner. Upon the receipt of such notice (which shall be deemed to have occurred on the date the notice was mailed by postage pre-paid certified mail, return receipt requested), the Owner shall have a period of ten
(10) days in which to cure such default. If such default is not cured within such ten (10) day period, then In-House may terminate this Agreement, but such termination shall not be deemed a waiver of In-House's rights to enforce the payment of sums due hereunder or to seek other relief, either at law or in equity.

     11. Insurance. In-House agrees, during the term of this Agreement, to maintain the following insurance coverage:

          (a) Commercial General Liability with limits of not less than $1,000,000 per occurrence, $3,000,000 aggregate;
          (b) Professional Malpractice Liability Insurance providing coverage of all In-House personnel provided pursuant to the terms of this Agreement with limits of not less that $1,000,000 per occurrence and $3,000,000 aggregate;

          (c) Worker's Compensation Insurance as regulated by the laws of the State providing coverage in all In-House personnel provided pursuant to the terms of this Agreement; and

          (d) Automobile Liability Insurance with limits of not less than $1,000,000 combined single limit.

          In-House shall also be named as an additional insured on the Treatment Facility's Medical Malpractice, Commercial General Liability and Automobile Liability Insurance policies.

     12.  Indemnification:  Hold Harmless

          (a) Owner shall indemnify and hold In-House harmless from and against all claims, demands, costs, expenses, liabilities and losses (including reasonable attorneys' fees) which may result against In-House as a consequence of any alleged malfeasance, neglect or medical malpractice caused or alleged to be caused by Owner, its employees, agents, or contractors.

          (b) In-House shall indemnify and hold Owner harmless from and against all claims, demands, costs, expenses, liabilities and losses (including reasonable attorneys' fees) which may result against Owner as a consequence of any alleged malfeasance, neglect or medical malpractice or other act or omission caused or alleged to be caused by In-House, its employees, agents, or contractors.

     13. Independent Contracting Parties. This Agreement is an independent contract between Owner and In-House. Neither party shall be construed in any manner whatsoever to be an employee or agent of the other, nor shall this Agreement be construed as contract of employment, agency or joint venture. It is further expressly understood that all personnel provided by In-House in support of the therapy services shall not in any manner be construed to be employees of or contractors to the Owner, but shall be employees of or contracts to In-House, which shall be solely responsible for the wages, salaries, benefits, payroll taxes, insurance (including workers compensation and professional liability insurance) and all other burdens of employment of such employees or contractors.

     14. Access to Records. Until the expiration of four (4) years after the furnishing of Services pursuant to this Agreement, In-House agrees to make available, upon request from the Secretary of Health and Human Services or the U.S. Comptroller General or of any of their duly authorized representatives, records of In-House that are necessary to verify the Services received by Owner under this Agreement. In-House will also adhere to any state requirements in this regard.

          In any subcontract between In-House and any related organizations or individual which is valued at or results in payment for services of $10,000.000 or more over a twelve (12) month period, In-House will include provisions that require the related organization to make available, upon written request, to the
Secretary of U.S. Department of Health and Human Services, the U.S.
Comptroller
General or any other duly authorized representatives, the subcontract and books, documents and records of the related organization that are necessary to verify the nature and extent of costs in connection with services under the subcontract.

     15.  Restrictive Covenant

          (a)  Owner Restrictive Covenant

               (I) During the term of this Agreement and for a period of twelve (12) months after the termination of this Agreement for any reason whatsoever, Owner shall not, without the written consent of In-House, induce or attempt to influence or attempt to influence any employee or contractor of In-House to terminate his relationship with In-House. Notwithstanding the foregoing,

           Owner shall not be prohibited from rehiring any employee or independent contractor who is in the employment of Owner at the commencement of the term of this Agreement, but whose employment is transferred to In-House during the term hereof.

               (ii) Owner acknowledges that the restrictions contained in subparagraph (i) of this paragraph in view of the nature of the business in which
In-House is engaged, are reasonable and necessary to protect the legitimate interests of In-House, and that any violation thereof would result in irreparable injuries to In-House violation thereof would result in irreparable injuries to In-House and Owner therefore acknowledges that, in the event of violation of any of these restrictions, In-House shall be entitled to obtain from any court injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such a violation, which rights shall be cumulative and in addition to any other rights or remedies to which In-House may be entitled.

          (b)  In-House Restrictive Covenant

               (I) During the term of this Agreement and for a period of twelve (12) months after the termination of this Agreement for any reason whatsoever, In-House shall not, without the written consent of Owner, (A) employee or contract with (a) any individual who is currently on the payroll of the Owner at the time of termination, or (b) any entity in which any such individual has an interest (as a principal, partner, director, officer, agent, employee, consultant, contractor or otherwise); or (B) induce or attempt to influence any employee of Owner to terminate his relationship with Owner. Notwithstanding the foregoing, In-House shall not be prohibited from rehiring any employee or independent contractor who is in the employment of In-House at the commencement of the term of this Agreement, but whose employment is transferred to Owner during the term hereof.

                (ii) In-House acknowledges that the restrictions contained in subparagraph (i) of this paragraph, in view of the nature of the business in which Owner is engaged, are reasonable and necessary to protect the legitimate interests of Owner, and that any violation thereof would result in irreparable injuries to the Owner, and In-House therefore acknowledges that, in the event of violation of any of these restrictions, Owner shall be entitled to obtain from any court injunctive relief as well as damages and an equitable accounting of all earnings profits, and other benefits arising from such a violation, which rights shall be cumulative and in addition to any other rights or remedies to which Owner may be entitled.

     16.  Miscellaneous

          (a)  Indulgences

               Neither the failure nor any delay on the part of any party to exercise any right, remedy, power, or privilege ("Right") under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any Right preclude any other or further exercise of the same or of any occurrence be construed as a waiver of such Right with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

          (b)  Waiver of Provisions

               None of the conditions or provisions of this Agreement shall be held to have been waived by any act or knowledge of either party, its agents or employees, but only by an instrument in writing, signed by an officer of such party.

          (c)  Law Applicable

               This Agreement and all questions relating to its validity, terpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Florida notwithstanding any conflict-of-laws provisions to the contrary.

          (d)  Notices

               All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received when personally delivered or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, address as set forth below:

               (i)  If to In-House:

                In-House Rehab, Inc.
                ATTN:  Vice President/Operations
                325 W. Main Street, Suite 1400 B
                Louisville, KY 40202

               (ii) If to Owner/Manager:

                Capitol Care Management
                ATTN:  President
                6000 Lake Forest Drive, Suite 225
                Atlanta, Georgia 30328

               Any such notice shall be deemed given as of the date of its receipt at the address to which such notice is to be directed, regardless of any other date that may appear.

               Any party may change the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

          (e)  Entire Agreement

               This Agreement and the Schedules A, B, C, D and I hereto contain the entire understanding between the parties hereto with respect to the subject matter, and supersede all prior and contemporaneous agreements and understandings, inducement or conditions, express or implied, oral or written. Except as expressed herein, neither this Agreement nor the attached Schedules A, B, C, D and I may be modified or amended other than by an agreement delivered in writing to the address shown in this Agreement, and subsequently signed by the authorized, official party to which such modification or amendment is asserted.

          (f)  Number of Days

               In computing the number of days for purposes of the Agreement, all days shall be counted, including Saturdays, Sundays, and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday, or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday, or holiday.

          (g)  Schedules

               All Schedules, Exhibits, and Addenda attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

          (h)  Variations of Pronouns

               All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons or entity may require.

          (I)  Authorization for Agreement

               The execution and performance of this Agreement by Owner and In-House have been duly authorized by all necessary laws, resolutions, or corporate action, and this Agreement constitutes the valid and enforceable obligations of Owner and In-House in accordance with its terms.

          (j)  Attorney's Fees

               In the event of litigation arising out of this Agreement, the prevailing party shall be entitled to recover, in addition to the relief granted, all costs incurred, including reasonable attorney's fees.

          (k)  Enforceability

               Should any provisions of this Agreement be unenforceable as between the parties, such unenforceability shall not affect the enforceability of other provisions of this Agreement.

          (m)  Assignment

               All terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, personal representatives and permitted assigns. Any party may assign this Agreement only upon the prior written consent of the other party (which consent shall not be unreasonably withheld), provided that:

               (I) such assignment is in writing, duly executed by the assignor and assignee;

               (ii) assignee accepts in writing the assignment and assumes this Agreement and the due performance of all of the assignor's obligations hereunder; and

                (iii)    a duly executed and acknowledged counterpart of such

Assignment and Assumption Agreement is delivered to the other party.

                    In the event of such assignment, and upon compliance with the foregoing conditions, this Agreement shall be binding upon and inure to the benefit of such assignee, but the assignor shall not be released of its obligations except by a release signed by the non-assigning party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement for Services as outlined herein to be effective commencing August 1, 1996.

                              IN-HOUSE REHAB, INC.

                              By:_________________________________

                              Title:Vice President of Operations

                              Date:_______________________________


                              OWNER

                              By:_________________________________

                              Title:_______________________________

                              Date:_______________________________

                           SCHEDULE A

                   SERVICES TO BE PROVIDED

In-House Rehab, Inc., agrees to furnish qualified personnel as required for the provision of the following Services:

                    Occupational Therapy Services
                    Speech-Language Pathology Services
                    Non-Therapist Personnel Services

                         SCHEDULE B

           FEE SCHEDULE - SPEECH-LANGUAGE PATHOLOGY

Owner agrees to pay for speech-language pathology performed for patients at Treatment Facility and such fees shall be based on units of Service as set forth below:

Each unit of speech-language pathology at $24.00 per unit.

A unit of Service equals fifteen (15) minutes and represents the therapist's time, including patient evaluations, patient therapy, preparation of and planning for treatment and preparation of reports, active participation in patient care conferences related to specific rehabilitation patients and preparation of reports but exclusive of travel and personal time for which no charge is made.

The schedule of fees set forth above may be changed by In-House at any time upon not less than thirty (30) days written notice to Owner. Notice of such increases will be submitted to Owner with an explanation for the increase, at least 30 days prior to the scheduled effective date. Upon the Owner's written agreement to the increase, the increase will be implemented on the scheduled effective date.

                         SCHEDULE C

             FEE SCHEDULE - OCCUPATIONAL THERAPY

Owner agrees to pay for occupational therapy performed for patients at Treatment
Facility and such fees shall be based on units of Service as set forth below:

Each unit of occupational therapy at $24.00 per unit.

A unit of Service equals fifteen (15) minutes and represents the therapist's time, including patient evaluations, patient therapy, preparation of and planning for treatment and preparation of reports, active participation in patient care conferences related to specific rehabilitation patients and preparation of reports but exclusive of travel and personal time for which no charge is made.

The schedule of fees set forth above may be changed by In-House at any time upon not less than thirty (30) days written notice to Owner. Notice of such increases will be submitted to Owner with an explanation for the increase, at least 30 days prior to the scheduled effective date. Upon the Owner's written agreement to the increase, the increase will be implemented on the scheduled effective date.

                         SCHEDULE D

               FEE SCHEDULE - PHYSICAL THERAPY

           Per State Salary Equivalency Guidelines

                       SCHEDULE I

              COMPENSATION FOR STAFF MANAGEMENT

     a) Nursing Center will remit to In-House a sum of $625 (Six hundred twenty-five) per therapist, with a minimum of $1250 (One thousand two hundred fifty) per month. This amount may be adjusted if the quantity of equipment, therapists or other services provided should subsequently change.

     b) A one time charge of $2500 will be payable in advance. This payment is intended to defray cost of In-House conversion.

            ADDITIONAL CONTRACTS FOR THERAPY PROGRAM SERVICES

     The Registrant has additional contracts for Therapy Program Services with affiliates substantially identical to the foregoing. The material details of such agreements which differ are as follows:

                                       COMMENCE-     SCHEDULE
                                       MENT          B AND C
                                       DATE OF       PER          SCHEDULE D
NAME OF FACILITY      LOCATION         AGREEMENT     UNIT RATE    RATES

Altamaha Conva-       Jesup, GA        9/1/96        $28.00       None
lescent Center

Arrowhead Nursing     Jonesboro, GA    4/1/95        $24.00       None
Center

The Atrium            Jacksonville,    7/1/96        $24.00       None
Nursing Home          FL

Browns Nursing        Statesboro, GA   9/1/96        $28.00       Salary
Home                                                              Equiva-
                                                                  lency

Brunswick Nursing     Brunswick, GA    4/1/95        $24.00       None
Center

Cedartown Health      Cedartown, GA    1/1/96        $24.00       None
Care Center

Dearfield Nursing     Columbus, GA     8/1/95        $24.00       None
Facility

Floyd Health Care     Rome, GA         2/1/96        $24.00       None
Center

Friendship Health     Cleveland, GA    5/1/96        $28.00       Salary
Care Center                                                       Equiva-
                                                                  lency

Gardendale Nurs-      Gardendale, AL   2/15/96       $24.00       None
ing Center

Gateway Health        Cleveland, GA    5/1/96        $24.00       Salary
Care Center                                                       Equiva-
                                                                  lency

Gold City Health      Dahlonega, GA    5/1/96        $28.00       Salary
Care Center                                                       Equiva-
                                                                  lency

Griffin Health        Griffin, GA      4/1/95        $24.00       None
Care Center

Lake Forrest          Jacksonville,    4/1/95        $24.00      None
Health Care Center    TN

Magnolia Manor        Green Cove       4/1/95        $24.00      None
Nursing Center        Springs, FL

Marietta Nursing      Marietta, GA     7/15/95       $24.00      None
Center

Midway Health         Midway, GA       4/1/95
Care Center

Mountain View         Clayton, GA      2/15/95       $24.00      None
Health Care Center

Palmyra Inter-        Palmyra, TN      1/1/96        Salary      Salary
mediate Care                                         Equiva-     Equiva-
Center                                               lency       lency

Parkway Health &      Memphis, TN      1/1/96        $24.00      None
Rehab

Peachbelt Health      Warner Robbins,  3/1/95        $24.00      None
Care Center           GA

River Park Health     Nashville, TN    10/1/95       $24.00      None
Care

Roberta Nursing       Roberta, GA      3/1/95        $24.00      None
Home

Rome Health           Rome, GA         4/1/95        $24.00      None
Care Center

Sea Breeze Health     Mobile, AL       4/1/96        $24.00      None
Health Care Center

Southside Nursing     Jacksonville,    1/1/97        $24.00      None
Center                FL

Springdale Conva-     Atlanta, GA      4/1/95        $24.00      None
lescent Center of
Atlanta

Springdale Conva-     Cartersville,    4/1/95        $24.00      None
lescent Center of     GA
Bartow County

Sun Mountain          Rome, GA         4/1/95        $24.00      None
Health Care Center

Tattnall Nurse        Reidsville,      9/1/96        $28.00      Salary
Care Center           GA                                         Equiva-
                                                                 lency

Twelve Oaks           Riverdale,       4/1/95        $24.00      None
Health Care           GA

Twin View Health      Twin City, GA    9/1/96        $28.00      Salary
Care Center                                                      Equiva-
                                                                 lency

West View Health      Port Wentworth,  4/1/95        $24.00      None
Care Center           GA